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EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 333-100579 of Lone Star Technologies, Inc. on Form S-3 of our report dated March 13, 2003, relating to the consolidated financial statements of Lone Star Technologies, Inc. as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion on the 2002 financial statements and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Annual Report on Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2002, and to the references to us under the heading "Experts" in the Prospectus.

Dallas, Texas
April 4, 2003

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INDEPENDENT AUDITORS' CONSENT